Exhibit 10.4

INTERDIGITAL, INC.
TERM SHEET FOR STOCK OPTION AWARD
InterDigital, Inc. (the “Company”), hereby grants to the Participant named below an option (the “Option”) to purchase the number of shares of the Company’s Common Stock specified below at the exercise price per Share (the “Exercise Price”) specified below, upon the terms and subject to the conditions set forth in this Term Sheet for Stock Option Award (the “Term Sheet”), the Standard Terms and Conditions of Stock Option Award (the “Standard Terms and Conditions”) and the equity plan specified below (the “Plan”). Capitalized terms not defined herein have the meanings set forth in the Plan or the Standard Terms and Conditions.
Plan:     The Company’s 2017 Equity Incentive Plan
Name of Participant:    ___________________________________
Grant Number:    ___________________________________
Grant Date:    ___________________________________
Expiration Date:    The seventh anniversary of the Grant Date
Number of Shares Granted:    ___________________________________
Type of Option:    ___________________________________
Exercise Price:    ___________________________________

Vesting Schedule:
The Option vests as follows, subject to Participant continuing to be a Service Provider through each vesting date, provided that the Option may vest earlier pursuant to the Standard Terms and Conditions.

Vest Date	Number of Options Vesting
_______________________________	_______________________________
_______________________________	_______________________________
_______________________________	_______________________________

Pro-rated Vesting:
If Participant’s employment is terminated by the Company or any Parent, Subsidiary, or Affiliate of the Company (as applicable, the “Employer”) without Cause or by reason of Participant’s death or Disability, the Option will vest as to a prorated portion, subject to Participant’s execution of a release of claims in favor of the Company within 60 days following termination of employment, except that no release is required for a termination of Participant’s employment due to death or Disability. Such pro-rata portion will be determined by multiplying the total number of shares subject to the then-unvested portion of the Option by the fraction equal to the number of days during the period beginning on the later of the Grant Date or the most recent vesting date and ending on the third anniversary of the Grant Date (the “Restricted Period”) for which Participant was employed by the Employer divided by the total number of days during the Restricted Period.

Accelerated Vesting:
If Participant’s employment is terminated within 1 year following a Change in Control, either by the Employer other than for Cause, death, or Disability or by Participant for Good Reason, 100% of the then‑unvested portion of the Option will vest upon termination, subject to Participant’s execution of a release of claims in favor of the Company within 60 days following termination of employment.

Termination Period:
This Option will be exercisable for 6 months after Participant ceases to be a Service Provider for any reason other than termination of Participant’s Service Provider status for Cause, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for 12 months after Participant ceases to be a Service Provider; provided, however, that if Participant dies during such 6-month post-termination exercise period, the Option may be exercised following Participant’s death for 12 months after Participant’s death. If Participant’s Service Provider status is terminated by the Company for Cause, the entire Option, whether or not then vested and exercisable, will be immediately forfeited and canceled as of the date of such termination. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Expiration Date listed above and may be subject to earlier termination as provided in Section 16(c) of the Plan.

By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that the Option will be subject to, the terms of this Term Sheet, the Plan, and the Standard Terms and Conditions.

STANDARD TERMS AND CONDITIONS OF STOCK OPTION AWARD
These Standard Terms and Conditions apply to a Stock Option Award granted under the InterDigital, Inc. 2017 Equity Incentive Plan (the “Plan”), which is evidenced by the Term Sheet for Stock Option Award (the “Term Sheet”).
1.Grant of Option. The Company has granted to the individual (the “Participant”) named in the Term Sheet an option (the “Option”) to purchase the number of Shares set forth in the Term Sheet at the exercise price per Share set forth in the Term Sheet (the “Exercise Price”), subject to all of the terms and conditions herein and in the Term Sheet and the Plan, which are incorporated herein by reference. Subject to Section 22(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Term Sheet and this Standard Terms and Conditions of Stock Option Award (together, the “Award Agreement”), the terms and conditions of the Plan will prevail. Capitalized terms not defined herein have the meanings set forth in the Plan or the Term Sheet.
If designated in the Term Sheet as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent required under the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
3.    Termination of Relationship as a Service Provider. Unless otherwise provided by the Administrator, on the date that Participant ceases to be a Service Provider, if Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. Following termination of Participant’s Service Provider status, the Option may be exercised to the extent that the Option is vested on the date of termination within the applicable period of time specified in the Term Sheet, but in no event later than the Expiration Date set forth in the Term Sheet. If the Option is not so exercised within such applicable period of time or by the Expiration Date (as applicable), the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(a)    Death of Participant. If Participant dies while a Service Provider, the Option may be exercised by Participant’s designated beneficiary in accordance with the provisions of this Section 3, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by Participant, then the Option may be exercised by the personal representative of Participant’s estate or by the person(s) to whom the

Option is transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution.
(b)    Tolling Expiration.
(i)    If the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the Expiration Date set forth in the Term Sheet, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b); or
(ii)    if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the Expiration Date set forth in the Term Sheet or (B) the expiration of a 30-day period after the termination of Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
4.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only within the term set out in the Term Sheet, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)    Method of Exercise. This Option will be exercisable in a manner and pursuant to such procedures as the Administrator may determine, which procedure will require Participant to state that he/she is electing to exercise the Option (the “Exercise Notice”), the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and will require Participant to make such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the aggregate Exercise Price.
5.    Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)    cash;
(b)    check;
(c)    consideration received by the Company under its customary cashless exercise program; or

(d)    surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.    Tax Obligations.
(a)    Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
(b)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(c)    Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional 20% federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty, and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Grant Date in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the Grant Date, Participant will be solely responsible for Participant’s costs related to such a determination.
7.    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).

After such issuance, recordation, and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
9.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Office of the General Counsel at the Company at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809, or at such other address as the Company may hereafter designate in writing.
10.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
11.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
12.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
13.    Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.
14.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option by electronic means, and Participant hereby consents to receive such documents by electronic delivery.
15.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
16.    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
17.    Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
18.    Governing Law and Venue. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, and agree that such litigation will be conducted in the courts of Montgomery County, Pennsylvania, or the federal courts for the United States for the Eastern District of Pennsylvania, and no other courts.
19.    Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or Applicable Laws or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
20.    No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
21.    Tax Consequences. Participant has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) will be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
22.    Definitions.
(a)“Cause” has the meaning set forth in Participant’s employment or other service agreement (in existence on the Grant Date), or, if no such agreement or definition exists, means (i) willful and repeated failure of Participant to perform substantially his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company or any Parent, Subsidiary, or Affiliate of the Company; (iii) willful misconduct or gross negligence by Participant in connection with his or her service; (iv) unsatisfactory job performance; or (v)  Participant’s breach of any material obligation or duty owed to the Company or any Parent, Subsidiary, or Affiliate of the Company.
(b)“Good Reason” has the meaning set forth in Participant’s employment or other service agreement (in existence on the Grant Date), or, if no such agreement or definition exists, means any of the following events, occurring without Participant’s prior written consent: (i) any material reduction in Participant’s base salary (other than a proportionate reduction in salary which is applied to a majority of the Employer’s employees); (ii) a material diminution of Participant’s duties or responsibilities within the Employer; and (iii) a relocation of Participant’s primary work location (or office) by a distance of more than 50 miles. Notwithstanding the foregoing, Good Reason shall only exist if Participant provides the Employer with written notice within 90 days of the initial occurrence of any of the foregoing events or conditions, and the Employer or any successor or Affiliate of the Employer fails to eliminate the conditions constituting Good Reason within 30 days after receipt of written notice of such event or condition from Participant. Participant’s resignation from employment with the Employer for Good Reason must occur within 6 months following the initial occurrence of one of the foregoing events or conditions.